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                                                                   EXHIBIT 3.23

Memorandum
of Association
of TREFN ENGINEERING LIMITED


1.     The name of the Company is TREFN ENGINEERING LIMITED.

2.     The Registered Office of the Company will be situate in England

3.     The objects for which the Company is established are:

       (A) To carry on the trade or business of precision engineers, fabricating engineers, shuttering engineers and general engineering contractors of every and any description, including the business of founders, smiths, machinists, manufacturers and patentees, gauge, tool and instrument makers, electrical and electronic engineers; to act as principal contractors and sub contractors, and to carry out work on the premises of the Company or on the premises of persons having dealings with the Company; to carry on the business of manufacturers and dealers in precision instruments, meters and equipment of all kinds; and to carry on any other trade or business, whatever of a like and similar nature.

       (B) To guarantee or give security for the payment or performance of any debts, contracts or obligations of any person, firm or company, for any purpose whatsoever, and to act as agents for the collection, receipt or payment of money and generally to act as agents for and render services to customer and others and generally to give any guarantee, security or indemnity.

       (C) To carry on any other trade or business which can, in the opinion of the Board of Directors be advantageously carried on by the Company.

       (D) To purchase, take on lease or in exchange, hire or otherwise acquire and hold for any estate or interest any lands, buildings, easements, rights, privileges, concessions, patents, patent rights, licences, secret processes, machinery, plant, stock-in-trade, and any real or personal property of any kind necessary or convenient for the purposes of or in connection with the Company's business or any branch or department thereof.

       (E) To erect, construct, lay down, enlarge, alter and maintain any shops, stores, factories, buildings, works, plant and machinery necessary or convenient for the Company's business, and to contribute to or subsidize the erection, construction and maintenance of any of the above.



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       (F)    To acquire by original subscription, tender, purchase or otherwise and hold, sell, deal with or dispose of any Shares, Stocks, Debentures, Debenture Stocks, Bonds, Obligations and Securities, guaranteed by any Company constituted or carrying on business in any part of the world and Debentures, Debenture Stock, Bonds, Obligations and Securities guaranteed by any Government or Authority, Municipal, Local or otherwise, whether at home or abroad, and to subscribe for the same either conditionally or otherwise and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by the ownership thereof.

       (G) To borrow money and raise money and secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit and in particular by mortgages of or charges upon the undertaking and all or any of the real or heritable and personal or moveable property (present and future) and the uncalled capital for the time being of the Company or by the creation and issue of debentures, debenture stock or other obligations or securities of any description.

       (H) To guarantee support and/or secure either with or without consideration the payment of any debentures, debenture stock, bonds, mortgages, charges, obligations, interest, dividends, securities, moneys or shares or the performance of contracts or engagements of any other company or person and in particular (but without prejudice to the generality of the foregoing) of any company which is, for the time being, the company's holding company as defined by Section 154 of the Companies Act 1948 or another subsidiary, as defined by the said section of the company's holding company or otherwise associated with the company in business and to give indemnities and guarantees of all kinds and by way of security as aforesaid either with or without consideration to mortgage and charge the undertaking and all or any of the real and personal property and assets present or future, to issue debentures and debenture stock and collaterally or further to secure any securities of the company by a Trust Deed or other assurance and to enter into partnership or any joint purse arrangement with any person, persons, firm or company.

       (I) To make advances to customers and others with or without security, and upon such terms as the Company may approve, and to guarantee the dividends, interest and capital of the shares, stocks or securities of any company of or in which this Company is a member or is otherwise interested.

       (J) To receive money on deposit or loan upon such term as the Company may approve, and generally to act as bankers for customers and others.

       (K) To apply for, purchase or otherwise acquire and hold any patents, brevets invention, licences, concessions, copyrights and the like, conferring any right to

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              use or publish any secret or other information and to use, exercise, develop or grant licences in respect of the property, rights, information so acquired.

       (L) To take part in the formation, management, supervision or control of the business or operation of any Company or undertaking and for that purpose to appoint and remunerate any Directors, Accountants or experts or agents.

       (M) To employ experts to investigate and examine into the condition, prospects, value, character, and circumstances of any business concerns and undertakings and generally of any assets, property or rights.

       (N) To establish or promote or concur in establishing or promoting any other Company whose objects shall include the acquisition or taking over of all or any of the assets or liabilities of this Company or the promotion of which shall be in any manner calculated to advance directly or indirectly the objects or interests of this Company and to acquire, hold, dispose of shares, stocks, or securities issued by or any other obligations of any such Company.

       (O) To draw, make, accept, endorse, negotiate, discount and execute promissory notes, bills of exchange, and other negotiable instruments.

       (P) To invest and deal with the moneys of the Company not immediately required for the purposes of the business of the Company in or upon such investments and in such manner as the Company may approve.

       (Q) To pay for any property or rights acquired by the Company either in cash or fully or partly paid up shares, with or without preferred or deferred or special rights or restrictions in respect of dividend repayment of capital, voting or otherwise, or by any securities which the Company has power to issue, or partly in one mode and partly in another, and generally on such terms as the Company may determine.

       (R) To accept payment for any property or rights sold or otherwise disposed of or dealt with by the Company, either in cash, by installments or otherwise, or in fully or partly paid-up shares or stock of any company or corporation, with or without preferred or deferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or in debentures or mortgages or other securities of any company or corporation or partly in one mode and partly in another, and generally on such terms as the Company may determine, and to hold, dispose of or otherwise deal with any shares, stock or securities so acquired.

       (S) To amalgamate with or enter into any partnership or arrangement for sharing profits, union of interests, reciprocal concessions or co-operation with any company, firm or person carrying on or proposed to carry on any business within

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              the objects of this Company or which is capable of being carried on so as directly or indirectly to benefit this Company, and to acquire and hold, sell, deal with or dispose of any shares, stock or securities of or other interests in any such company, and to guarantee the contracts or liabilities of, subsidize or otherwise assist, any such company.

       (T) To purchase or otherwise acquire, take over and undertake all or any part of the business, property, liabilities and transactions of any person, firm or company carrying on any business the carrying on of which is calculated to benefit this Company or to advance its interests, or possessed of property suitable for the purposes of the Company.

       (U) To sell, improve, manage, develop, turn to account, exchange, let on rent, royalty, share of profits or otherwise, grant licenses, easements and other rights in or over, and in any other manner deal with or dispose of undertaking and all or any of the property and assets for the time being of the Company for such consideration as the Company may think fit.

       (V) To grant pensions, allowances, gratuities and bonuses to officers or ex-officers, employees or ex-employees of the Company or its predecessors in business or the dependents of such persons and to establish and maintain or concur in maintaining trusts, funds or schemes, (whether contributory or non-contributory), with a view to providing pensions or other funds for any such persons as aforesaid or their dependents.

       (W) To aid in the establishment and support of, any schools and any educational, scientific, literary, religious or charitable institutions or trade societies, whether such institutions or societies be solely connected with the business carried on by the Company or its predecessors in business or not, and to institute and maintain any club or other establishment.

       (X) To distribute among the members in specie any property of the Company, or any proceeds of sale or disposal of any property of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

       (Y) To do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise, and either alone or in conjunction with others, and either by or through agents, trustees, subcontractors or otherwise.

       (Z) To do all such other things as are incidental or conducive to the above objects or any of them.

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       It is hereby declared that the objects of the Company as specified in each of the foregoing paragraphs of this clause shall be separate and distinct objects of the Company and shall not be in any way limited by reference to any other paragraphs or the order in which the same occur.

       4.     The liability of the members is limited.

       5. The share capital of the Company is L5,000 divided into 5,000 shares of L1 each.

We, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.


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
Names, Addresses and Descriptions of Subscribers       Number of Shares taken by each Shareholder


DAVID ORDISH                                           One
22-24 Cowper Street
City Road
London EC2A 4AP.

Company Director


DEREK PATTISON                                         One
22-24 Cowper Street
City Road
London EC2A 4AP.

Company Director.

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Dated this - 2nd day of October 1978

Witness to the above Signatures

RACHEL FUTERMAN
22-24 Cowper Street
City Road
London EC2A 4AP.

Company Director.

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